EXHIBIT 99
----------

                            [MBT FINANCIAL CORP LOGO]

             MBT FINANCIAL CORP. REPORTS FIRST QUARTER 2006 EARNINGS

MONROE, MICH., April 12, 2006 -- MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported first quarter net income of $4.73 million, a decrease of 3.1% from the $4.88 million reported for the first quarter of 2005. Diluted earnings per share were unchanged at $0.28. Net Interest Income for the quarter declined from $12.6 million to $12.2 million even though the average earning assets increased 3.4% as the fully taxable equivalent net interest margin declined from 3.62% to 3.35%.

H. Douglas Chaffin, President and CEO, commented, "The flattening of the yield curve that we experienced in 2005 became an inversion in the first quarter of 2006, putting additional pressure on our net interest margin. Fortunately, we were able to increase our non interest income, excluding securities gains, by 8.6% and decrease our non interest expenses by 2.7%. As a result, our Efficiency Ratio remains among the best in the industry at 52.22%."

Mr. Chaffin further commented on the Bank's continuing progress at improving asset quality. "Annualized Net Charge-offs decreased to 0.04% of average loans this quarter, compared to 0.89% in the first quarter of 2005 and 0.22% last quarter. Non-performing assets (NPAs) increased slightly during the last quarter as non-performing loans increased $365,000 and Other Real Estate Owned increased $59,000. NPAs now total 1.66% of total assets, up slightly from 1.62% last quarter, but down significantly from 2.33% a year ago. The Allowance for Loan Losses was $14.2 million, or 1.42% of total loans at March 31, 2006.

"The interest rate environment worsened in the first quarter, and economic conditions in southeast Michigan remain weaker than the rest of the country. In response to this, we began efforts to manage our margin by slowing the growth of the bank and focusing on growing the loan portfolio faster than total assets. We plan to fund the loan growth with maturities and sales of investments while we utilize pricing strategies designed to decrease the amount of funding from higher cost certificate of deposit products. We are beginning to see some positive results from this strategy, and we are also pleased with the improvements in non interest income and expenses. We continue to seek ways to expand our service area geographically, as well as enhancing our services within existing markets. Our Wayne County branches continue to grow, and in the first quarter we announced our intent to build a new branch office on the west side of Dundee in the fastest growing community in our market. We are also on schedule to move our commercial loan, wealth management, and various other departments into our new headquarters building in the third quarter of this year."

Total revenue, comprised of net interest income and non-interest income, was $15.8 million in the first quarter of 2006, a decrease of 2.0% compared to the same period of 2005. Mr. Chaffin noted, "Interest rate risk management is a crucial component of our strategy. Our cost of funds continued to increase faster than the yield on our assets, resulting in a decrease in our net interest margin. Although we expect the Federal Reserve to end its string of rate increases this year, we do not anticipate a significant improvement in the interest rate environment in 2006. Our strategies with our balance sheet structure and pricing are designed to prevent further decline in the margin."

Total assets were $1.62 billion at March 31, 2006, an increase of 4.1% from a year earlier. Loans grew $63.6 million, or 6.8% over the year, funded by deposit growth of $48.0 million, or 4.4% over the same period.

Shareholders' equity at March 31, 2006 was $149.4 million, a twelve-month decrease of 2.8%. Average equity to assets for the fourth quarter was 9.27% and total shares outstanding at quarter end were 17,059,170. Mr. Chaffin concluded, "Although we are not satisfied with the first quarter performance, we believe that our improvements in non-interest income and expenses will help us through this period of challenging economic and interest rate conditions."

CONFERENCE CALL
MBT Financial Corp. will hold a conference call to discuss first quarter results on Thursday, April 13, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.'s web site www.mbandt.com. The call can also be accessed by calling (877) 407-8031. The event will be archived on the Company's web site and available for three months following the call.

ABOUT THE COMPANY
MBT Financial Corp., a single bank holding company headquartered in Monroe, Michigan is the parent company of Monroe Bank & Trust (MBT). Founded in 1858, MBT is one of the largest community banks in Southeast Michigan, with more than $1.6 billion in assets. MBT is a full service bank offering personal and business accounts and complete credit options, and MBT's Wealth Management Group is one of the largest in the area. With 26 offices, 38 ATMs, PhoneLink telephone banking and eLink online banking, MBT prides itself on an incomparable level of service and access for its customers. Visit MBT's web site at http://www.mbandt.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.



FOR FURTHER INFORMATION:
H. Douglas Chaffin            John L. Skibski               Herbert J. Lock
Chief Executive Officer       Chief Financial Officer       Investor Relations
(734) 384-8123                (734) 242-1879                (734) 242-2603
doug.chaffin@mbandt.com       john.skibski@mbandt.com       herb.lock@mbandt.com

                               MBT FINANCIAL CORP.
                  CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

                                                                                  QUARTERLY
                                                 ----------------------------------------------------------------------------
                                                    2006             2005           2005            2005            2005
(dollars in thousands except per share data)       1ST QTR         4TH QTR         3RD QTR         2ND QTR         1ST QTR
                                                 ------------    ------------    ------------    ------------    ------------

EARNINGS

   Net interest income                           $     12,168    $     12,686    $     13,113    $     12,691    $     12,622
   FTE Net interest income                       $     12,650    $     13,243    $     13,659    $     13,253    $     13,185
   Provision for loan and lease losses           $        675    $      1,606    $      4,100    $        600    $        600
   Non-interest income                           $      3,584    $      3,656    $      3,683    $      3,664    $      3,446
   Non-interest expense                          $      8,489    $      7,856    $      9,023    $      8,210    $      8,729
   Net income                                    $      4,726    $      5,160    $      2,571    $      5,369    $      4,879
   Basic earnings per share                      $       0.28    $       0.30    $       0.15    $       0.31    $       0.28
   Diluted earnings per share                    $       0.28    $       0.29    $       0.15    $       0.31    $       0.28
   Average shares outstanding                      17,111,913      17,222,943      17,282,699      17,337,452      17,498,000
   Average diluted shares outstanding              17,162,737      17,274,577      17,366,349      17,411,942      17,593,705

PERFORMANCE RATIOS
   Return on average assets                              1.17%           1.26%           0.64%           1.37%           1.26%
   Return on average common equity                      12.67%          13.22%           6.45%          14.08%          12.72%

   Base Margin                                           3.13%           3.20%           3.32%           3.27%           3.30%
   FTE Adjustment                                        0.13%           0.14%           0.14%           0.15%           0.15%
   Loan Fees                                             0.09%           0.11%           0.15%           0.17%           0.17%
                                                 ------------    ------------    ------------    ------------    ------------
   FTE Net Interest Margin                               3.35%           3.45%           3.61%           3.59%           3.62%

   Efficiency ratio                                     52.22%          45.10%          43.09%          49.98%          51.76%

   Full-time equivalent employees                         416             413             421             423             404

CAPITAL
   Average equity to average assets                      9.27%           9.54%           9.88%           9.72%           9.92%
   Book value per share                          $       8.76    $       8.82    $       8.93    $       9.09    $       8.79
   Cash dividend per share                       $       0.17    $       0.17    $       0.17    $       0.16    $       0.16

ASSET QUALITY
   Loan Charge-Offs                              $        744    $      1,423    $      4,575    $        698    $      2,644
   Loan Recoveries                               $        648    $        877    $        465    $        633    $        559
                                                 ------------    ------------    ------------    ------------    ------------
   Net Charge-Offs                               $         96    $        546    $      4,110    $         65    $      2,085

   Allowance for loan and lease losses           $     14,204    $     13,625    $     12,565    $     12,575    $     12,040

   Nonaccrual Loans                              $     16,553    $     16,212    $     14,872    $     27,990    $     27,625
   Loans 90 days past due                        $         91    $        101    $        100    $         48    $        101
   Restructured loans                            $      1,847    $      1,813    $      2,731    $      2,035    $      2,041
                                                 ------------    ------------    ------------    ------------    ------------
      Total nonperforming loans                  $     18,491    $     18,126    $     17,703    $     30,073    $     29,767
   Other real estate owned                       $      8,395    $      8,336    $      8,894    $      5,068    $      6,370
   Nonperforming investment securities           $         --    $         --    $         --    $         --    $         --
                                                 ------------    ------------    ------------    ------------    ------------
      Total nonperforming assets                 $     26,886    $     26,462    $     26,597    $     35,141    $     36,137

   Net loan charge-offs to average loans                 0.04%           0.22%           1.70%           0.03%           0.89%
   Allowance for losses to total loans                   1.42%           1.38%           1.29%           1.30%           1.28%
   Nonperforming assets to Gross Loans                   2.68%           2.67%           2.73%           3.63%           3.84%
   Nonperforming assets to total assets                  1.66%           1.62%           1.65%           2.22%           2.33%
   Allowance to nonperforming assets                    52.83%          51.49%          47.24%          35.78%          33.32%

END OF PERIOD BALANCES
   Loans and leases                              $  1,003,757    $    989,311    $    972,936    $    966,935    $    940,155
   Total earning assets                          $  1,509,020    $  1,528,020    $  1,507,371    $  1,492,957    $  1,459,091
   Total assets                                  $  1,615,099    $  1,638,356    $  1,610,286    $  1,583,433    $  1,551,607
   Deposits                                      $  1,147,385    $  1,184,710    $  1,145,411    $  1,106,180    $  1,099,393
   Interest Bearing Liabilities                  $  1,294,008    $  1,298,094    $  1,295,735    $  1,260,731    $  1,243,904
   Shareholders' equity                          $    149,392    $    151,619    $    154,219    $    157,140    $    153,618
   Total Shares Outstanding                        17,059,170      17,197,116      17,272,923      17,285,950      17,472,389

AVERAGE BALANCES
   Loans and leases                              $    997,756    $    977,770    $    969,498    $    953,503    $    949,978
   Total earning assets                          $  1,530,018    $  1,523,391    $  1,499,601    $  1,479,798    $  1,475,802
   Total assets                                  $  1,631,602    $  1,623,108    $  1,600,591    $  1,572,992    $  1,567,950
   Deposits                                      $  1,171,907    $  1,163,964    $  1,139,831    $  1,104,715    $  1,117,572
   Interest Bearing Liabilities                  $  1,308,967    $  1,299,820    $  1,279,137    $  1,259,412    $  1,253,664
   Shareholders' equity                          $    151,268    $    154,857    $    158,097    $    152,934    $    155,580

                               MBT FINANCIAL CORP.
                  CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
--------------------------------------------------------------------------------


                                                            QUARTER ENDED MARCH 31,
Dollars in thousands (except per share data)                  2006        2005
-----------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                  $ 17,169    $ 15,033
Interest on investment securities-
  Tax-exempt                                                   1,157       1,258
  Taxable                                                      5,348       4,499
Interest on federal funds sold                                    54         129
-----------------------------------------------------------------------------------
          Total interest income                               23,728      20,919
-----------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on deposits                                           7,497       4,920
Interest on borrowed funds                                     4,063       3,377
-----------------------------------------------------------------------------------
          Total interest expense                              11,560       8,297
-----------------------------------------------------------------------------------

NET INTEREST INCOME                                           12,168      12,622
PROVISION FOR LOAN LOSSES                                        675         600
-----------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                     11,493      12,022
-----------------------------------------------------------------------------------
OTHER INCOME
Income from trust services                                     1,062       1,063
Service charges and other fees                                 1,464       1,307
Net gain (loss) on sales of securities                            20         163
Origination fees on mortgage loans sold                          141         107
Bank Owned Life Insurance income                                 283         274
Other                                                            614         532
-----------------------------------------------------------------------------------
         Total other income                                    3,584       3,446
-----------------------------------------------------------------------------------

OTHER EXPENSES
Salaries and employee benefits                                 5,178       4,672
Occupancy expense                                                767         949
Other                                                          2,544       3,108
-----------------------------------------------------------------------------------
         Total other expenses                                  8,489       8,729
-----------------------------------------------------------------------------------

INCOME BEFORE PROVISION
FOR INCOME TAXES                                               6,588       6,739
PROVISION FOR INCOME TAXES                                     1,862       1,860
-----------------------------------------------------------------------------------
NET INCOME                                                  $  4,726    $  4,879
===================================================================================


BASIC EARNINGS PER COMMON SHARE                             $   0.28    $   0.28
===================================================================================

DILUTED EARNINGS PER COMMON SHARE                           $   0.28    $   0.28
===================================================================================

DIVIDENDS DECLARED PER COMMON SHARE                         $   0.17    $   0.16
===================================================================================

                               MBT FINANCIAL CORP.
                     CONSOLIDATED BALANCE SHEETS - UNAUDITED

                                                                               MARCH 31,          DECEMBER 31,           MARCH 31,
Dollars in thousands                                                             2006                2005                  2005
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Cash Equivalents
  Cash and due from banks                                                     $    25,182          $    32,330          $    21,311
  Federal funds sold                                                                   --                5,000                   --
------------------------------------------------------------------------------------------------------------------------------------
      Total cash and cash equivalents                                              25,182               37,330               21,311

Securities - Held to Maturity                                                      67,431               76,467               76,430
Securities - Available for Sale                                                   424,611              444,021              429,422
Federal Home Loan Bank stock - at cost                                             13,221               13,221               13,084
Loans held for sale                                                                   377                  434                  492
Loans - Net                                                                       989,176              975,252              927,623
Accrued interest receivable and other assets                                       30,236               28,748               25,164
Bank Owned Life Insurance                                                          36,534               36,252               35,426
Premises and Equipment - Net                                                       28,331               26,631               22,655
------------------------------------------------------------------------------------------------------------------------------------
      Total assets                                                            $ 1,615,099          $ 1,638,356          $ 1,551,607
====================================================================================================================================

LIABILITIES
Deposits:
  Non-interest bearing                                                        $   160,177          $   178,116          $   143,289
  Interest-bearing                                                                987,208            1,006,594              956,104
------------------------------------------------------------------------------------------------------------------------------------
      Total deposits                                                            1,147,385            1,184,710            1,099,393

Federal Home Loan Bank advances                                                   256,500              256,500              256,500
Federal funds purchased                                                            15,300                   --                1,300
Repurchase agreements                                                              35,000               35,000               30,000
Interest payable and other liabilities                                             11,522               10,527               10,796
------------------------------------------------------------------------------------------------------------------------------------
      Total liabilities                                                         1,465,707            1,486,737            1,397,989
------------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock (no par value)                                                            --                   --                   --
Additional paid-in capital                                                         12,134               14,417               19,733
Retained Earnings                                                                 144,030              142,205              137,730
Accumulated other comprehensive income                                             (6,772)              (5,003)              (3,845)
------------------------------------------------------------------------------------------------------------------------------------
      Total stockholders' equity                                                  149,392              151,619              153,618
------------------------------------------------------------------------------------------------------------------------------------
      Total liabilities and stockholders' equity                              $ 1,615,099          $ 1,638,356          $ 1,551,607
====================================================================================================================================